Exhibit 99.2

OmnicomGroup

THIRD QUARTER 2005 RESULTS Investor Presentation

October 25, 2005
OmnicomGroup

OmnicomGroup

The following materials have been prepared for use in the October 25, 2005 conference call on Omnicom’s results of operations for the quarter and nine months ended September 30, 2005. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are present expectations. Actual events or results may differ materially.

Other Information

All dollar amounts are in millions except for EPS. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup	1

2005 vs. 2004 P&L Summary

	Third Quarter			Year to Date

	2005	2004	% Change	2005	2004	% Change
Revenue	$2,522.9	$2,319.0	8.8%	$ 7,541.7	$ 6,958.1	8.4%

Operating Income	274.5	247.4	11.0%	913.7	820.5	11.4%
% Margin	10.9%	10.7%		12.1%	11.8%

Net Interest Expense	16.3	8.8		42.7	26.6

Profit Before Tax	258.2	238.6	8.2%	871.0	793.9	9.7%
% Margin	10.2%	10.3%		11.5%	11.4%

Taxes	86.9	80.3		297.4	266.9
% Tax Rate	33.7%	33.6%		34.1%	33.6%

Profit After Tax	171.3	158.3	8.2%	573.6	527.0	8.8%

Equity in Affiliates	6.9	3.2		17.2	10.5
Minority Interest	(16.5)	(16.2)		(52.7)	(50.5)

Net Income	$ 161.7	$ 145.3	11.3%	$ 538.1	$ 487.0	10.5%

OmnicomGroup	2

2005 vs. 2004 Earnings Per Share
	Third Quarter		Year to Date
Earnings per Share:	2005	2004	2005	2004
Basic	$ 0.90	$ 0.79	$ 2.97	$ 2.61
Diluted	0.90	0.79	2.95	2.60

Weighted Average Shares (millions):
Basic	179.3	184.1	181.1	186.3
Diluted	180.6	184.6	182.5	187.5

Dividend Declared Per Share	$0.225	$0.225	$0.675	$0.675

OmnicomGroup	3

2005 Total Revenue Growth

	Third Quarter		Year to Date
	$	%	$	%
Prior Period Revenue	$2,319.0		$6,958.1

Foreign Exchange (FX) Impact(a)	11.6	0.5%	113.2	1.6%

Acquisition Revenue(b)	(6.8)	-0.3%	(25.9)	-0.4%

Organic Revenue(c)	199.1	8.6%	496.3	7.1%

Current Period Revenue	$2,522.9	8.8%	$7,541.7	8.4%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

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2005 Revenue By Discipline

	$ Mix	% Growth(a)
Advertising	1,079.5	11.6%

CRM	875.6	6.0%

PR	257.2	-0.2%

Specialty	310.6	16.3%

	$ Mix	% Growth(a)
Advertising	3,283.4	9.3%

CRM	2,580.2	8.2%

PR	778.4	2.4%

Specialty	899.7	11.3%

(a)	“Growth” is the year-over-year growth from the prior period.

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2005 Revenue By Geography

	$ Mix	$ Growth(a)
United States	$1,428.6	$167.3
Organic		153.6
Acquisition		13.7

International	$1,094.3	$ 36.6
Organic		45.5
Acquisition		(20.5)
FX		11.6

	$ Mix	% Growth(a)
United States	$1,428.6	13.3%
Euro Currency Markets	476.3	1.3%
United Kingdom	260.1	1.7%
Other	357.9	7.8%

	$ Mix	$ Growth(a)
United States	$4,168.4	$386.9
Organic		351.2
Acquisition		35.7

International	$3,373.3	$196.7
Organic		145.1
Acquisition		(61.6)
FX		113.2

	$ Mix	% Growth(a)
United States	$4,168.4	10.2%
Euro Currency Markets	1,531.6	7.1%
United Kingdom	795.1	2.3%
Other	1,046.6	8.1%

(a)	“Growth” is the year-over-year growth from the prior period.

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Cash Flow - GAAP Presentation (condensed)

	9 months ended September 30,
	2005	2004

Net Income	$ 538.1	$ 487.0

Stock-Based Compensation Expense	82.0	99.5
Depreciation and Amortization	128.1	128.8
Other non-cash items to reconcile to net income	41.7	42.1
Other changes in Working Capital	(1,094.3)	(910.0)

Net Cash Used in Operations	(304.4)	(152.6)

Capital Expenditures	(102.4)	(103.3)
Acquisitions	(193.9)	(241.3)
Proceeds from Sale of Businesses	29.3	—
Other Investing Activities, net	622.8	282.8

Net Cash Provided by Investing Activities	355.8	(61.8)

Dividends	(123.8)	(121.6)
Stock Repurchases	(644.2)	(446.5)
Other Financing Activities	(32.7)	(47.9)

Net Cash Used in Financing Activities	(800.7)	(616.0)

Effect of exchange rate changes on cash and cash equivalents	(20.7)	16.0

Net Decrease in Cash and Cash Equivalents	$ (770.0)	$ (814.4)

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After-Tax Free Cash Flow (a)

	9 months ended September 30,
	2005	2004
Net Income	$538.1	$487.0

Stock-Based Compensation Expense	82.0	99.5

Depreciation and Amortization	128.1	128.8

Cash-Tax Differences (b)	78.6	72.6

After-Tax Free Cash Flow	826.8	787.9

Primary Cash Uses:

Capital Expenditures	102.4	103.3

Dividends	123.8	121.6

Acquisitions, (net of sale proceeds) (c)	164.6	241.3

Stock Repurchases, (net of proceeds) (d)	560.9	409.8

(a)

The After-Tax Free Cash Flow numbers presented above are a non-GAAP measure. They exclude changes in working capital and certain other investing and financing activities. This presentation reflects the metrics used by management to assess our generation of cash. We believe that this presentation is more meaningful for understanding our after-tax free cash flow and our primary uses of that cash flow. This presentation was derived from our GAAP condensed statement of cash flow on the previous page of this presentation.

(b)	Reflects cash-tax differences arising from our convertible bonds and tax deductible goodwill. These amounts are included in “Other changes in Working Capital” on the previous page of this presentation.
(c)	Net of proceeds of $29.3 million in 2005 from the sale of businesses.
(d)	Stock repurchases of $644.2 million and $446.5 million are net of proceeds from stock option exercises and stock sold in our employee stock purchase plan of $83.3 million and $36.7 million for the nine months ended September 30, 2005 and 2004, respectively.

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Current Credit Picture

	LTM ended September 30,
	2005		2004
Operating Income (EBIT) (a)	$ 1,309		$ 1,174
Net Interest Expense (a)	$ 52.7		$ 36.7
EBIT / Net Interest	24.8	x	32.0	x
Net Debt / EBIT	1.7	x	1.8	x

Debt:
Bank Loans (Due Less Than 1 Year)	$ 54		$ 33
CP issued under $2.1B – 5 Year Revolver Due 5/23/10	160		—
5.20% Euro Notes Due 6/24/05	—		190
Convertible Notes Due 2/7/31	847		847
Convertible Notes Due 7/31/32	892		892
Convertible Notes Due 6/15/33	600		600
Other Debt	20		22

Total Debt	$ 2,573		$ 2,584

Cash and Short Term Investments	410		453

Net Debt	$ 2,163		$ 2,131

(a)	“Operating Income (EBIT)” and “Net Interest Expense” calculations shown are latest twelve month (“LTM”) figures as specified. Although our bank agreements reference EBITDA, we have used EBIT for this presentation because EBITDA is a non-GAAP measure. Latest twelve month figures for the period ended September 30, 2004 were restated to reflect the adoption of SFAS 123 — “Accounting for Stock-Based Compensation.”

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Current Liquidity Picture

	Total Amount of Facility	As of September 30, 2005
		Outstanding	Available

Committed Facilities

364 Day Revolver Due 6/29/06 (a)	$ 400	$ —	$ 400

CP issued – backed by 5 Year Revolver (b)	2,100	160	1,940

Other Committed Credit Facilities	16	16	—

Total Committed Facilities	2,516	176	2,340

Uncommitted Facilities (c)	352	39	—	(b)

Total Credit Facilities	$2,868	$215	$2,340

Cash & Short Term Investments			410

Total Liquidity Available			$2,750

(a)	The $400 million 364 Day Credit facility includes a one-year term out at maturity at our option.
(b)	Credit facility expires May 23, 2010.
(c)	Uncommitted facilities in the U.S., U.K. and Canada. These amounts are excluded for purposes of this analysis.

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Return on Equity(a)

(a)	“Return on Equity” is constant dollar based Net Income for the given period divided by the shareholders’ equity at the end of the prior period which has also been adjusted to a constant dollar basis.

In connection with our adoption on January 1, 2004 of SFAS 123 — “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment for FASB Statement No.123,” utilizing the retroactive restatement method, stock-based compensation costs have been expensed in the current period and the results for the year ended December 31, 2003 have been restated as if we had used the fair value method to account for employee stock-based compensation beginning January 1, 2003.

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Acquisitions Summary

OmnicomGroup	12

Acquisition Related Expenditures

9 Months YTD 2005
New Subsidiary Acquisitions (a)	$ 18

Affiliates to Subsidiaries (b)	—

Affiliates (c)	1

Existing Subsidiaries (d)	44

Earn-outs (e)	185

Total Acquisition Expenditures	$248

Note: See appendix for subsidiary acquisition profiles.

(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.

OmnicomGroup	13

Potential Earn-out Obligations

The following is a calculation of future earn-out obligations as of September 30, 2005, assuming that the underlying acquired agencies continue to perform at their current levels: (a)

2005(b)	2006	2007	2008	Thereafter	Total
$41	$98	$109	$74	$47	$369

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.
(b)	After payments of $185 million made in the first nine months of 2005.

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Potential Obligations

In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’ option) additional equity interests. The following is a calculation of these potential future obligations (as of September 30, 2005), assuming these underlying acquired agencies continue to perform at their current levels:(a)

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$100	$115	$215
Affiliated Agencies	27	13	40

Total	$127	$128	$255

(a)	The ultimate payments will vary as they are dependent on future events and changes in FX rates.

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Third Quarter Acquisitions

Atkins & Associates

Atkins & Associates provides public relations and investor relations services exclusively to life sciences clients who specialize in the biotechnology, specialty pharmaceutical and medical devices sectors.

The company will complement Porter Novelli’s existing life sciences practice and is located in San Diego, California.

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Third Quarter Acquisitions

Eventive Marketing

Eventive Marketing specializes in planning and managing promotion events to build brand awareness for its clients. Capabilities include event marketing, sponsorship activation, mobile marketing, sampling programs, retail-tainment and multicultural marketing.

The company is located in New York, New York and is part of the Integer Group.

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Third Quarter Acquisitions

Luntz Maslansky Strategic Research

Luntz Maslansky Strategic Research is a research firm offering strategic consulting and message development, polling and surveys, focus groups and instant response messaging, which combines quantitative, qualitative and in depth public opinion research to test message delivery, understanding, believability and impact. The agency’s instant response technology specializes in the immediate, second-to-second measurement of voter reaction to any verbal communication, such as a speech, a debate or an advertisement.

The agency is located in Alexandria, Virginia.

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Third Quarter Acquisitions

MDG Development Group

MDG Development Group (MDG), a medical education consultancy, brings a wealth of experience across industry marketing and strategic planning, academic and industry-based clinical research and development, and medical education program development and execution. Core capabilities include: CME/Medical Education, Publications Planning and Facilitation, “Watch” Literature Reviews, Advocacy Development, and focused Strategic Consulting.

The agency is located in Chester, New Jersey and is part of the Harrison & Star Business Group.

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Third Quarter Acquisitions

Smartfusion

Smartfusion is the UK’s leading specialist technology and wireless communications experiential marketing agency. Smartfusion is known for pioneering unique creative uses of technology platforms to facilitate and develop consumer interaction in retail, venue and event channels. The agency is particularly strong in the mobile communications and entertainment business.

The agency is headquartered in London and is a member of the Radiate Group.

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